Exhibit 99.1

Trans World Corporation Announces the Acquisition of Hotel, Conference and Recreation Center in Much, Germany

NEW YORK--(BUSINESS WIRE)--December 21, 2016--Trans World Corporation (“TWC” or the “Company”) (OTCQB: TWOC), a premier owner and operator of casinos and hotels in Europe, today announced that, on December 21, 2016, it acquired, through its subsidiary Trans World Hotels Germany GmbH (“TWHG”), the Lindner Sport & Aktivhotel Kranichhöhe (“Lindner Hotel”), a business and recreational hotel property located in Much, Germany, which is approximately 19 miles northeast of Bonn.

The hotel had been operating successfully under the banner of Lindner Hotels & Resorts for approximately ten years. TWC will operate the hotel under its Trans World Hotels (“TWH”) brand and has planned renovations to upgrade the property to four-stars from its current three-star rating. TWC intends to rename the property “Hotel Kranichhöhe” and continue to employ all employees of the former Lindner Hotel.

Mr. Rami Ramadan, Chief Executive Officer of TWC stated, "This is a very important addition to our TWH brand and portfolio. The business segmentation generated by this attractive hotel is an excellent fit with our existing properties in Germany. We anticipate that this acquisition will create enterprise synergies that should enable us to generate incremental revenue and earnings to TWC’s already very successful operation.”

TWC currently owns two four-star hotels in Germany: Hotel Freizeit Auefeld in Hann. Münden, approximately three hours away by car from the Lindner Hotel, and Hotel Columbus in Seligenstadt, near Frankfurt, approximately two hours away.

Lindner Sport & Aktivhotel Kranichhöhe – Property Highlights

The assets acquired include:

  the 107-room hotel building and contents;
  three food and beverage outlets;
  18 meeting rooms;
  a wellness center and spa;
  a fitness center with an indoor swimming pool;
  an adjoining tennis complex, with three indoor and two outdoor courts; and
  an outdoor beach volleyball court.

Summary of the Transaction

The total project costs will be approximately $7.3 million, including $1.6 million to update and partially renovate the hotel, plus closing costs and a 6.5% real estate transfer tax, applicable in the German State of Nordrhein Westfalen, on the estimated value of the acquired buildings and land. TWC will fund 42% of the project costs, or approximately $3.1 million, with cash flow from operations, and the balance of $4.2 million coming in the form of debt from Kreissparkasse Koln, a local German bank, with an annual interest rate of 1.95%, fixed for 10 years, and amortized over approximately 13 years. In Year 11, TWC will have the option to retire the remaining principal or to refinance the balance at prevailing commercial interest rates.

The economic effect of the acquisition will be recorded on the Company’s books retroactive to December 1, 2016, with no effect on the purchase price.

About Trans World Corporation

Trans World Corporation, founded in 1993, is a publicly traded, Nevada corporation, headquartered in the U.S., with all of its gaming and hotel operations in Europe. Additional information about TWC can be found on the Company’s website at www.transwc.com.

The press release herein may contain certain forward-looking statements and data regarding operating trends and future results of operations. For this purpose, any statements and data contained herein that are not historical fact may be deemed to be forward-looking data. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipates,” “estimates,” or “continue” or comparable terminology or the negative thereof are intended to identify certain forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, both known and unknown, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such risks include but are not limited to, our dependence on our current management, the regulatory environment in which our operations reside, uncertainties over the development and success of our current and future gaming and hotel operations, general global macroeconomic and local economic conditions, extreme weather, and changes in tax or gaming laws or regulations. Additional information concerning potential factors that could affect the Company’s financial results, including other risks and uncertainties, is disclosed in our periodic reports filed with the U.S. Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2015. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statements or data whether as a result of new information, future events or otherwise.

CONTACT:
Trans World Corporation
Jill Yarussi, 212-983-3355
Manager of Communications
JYarussi@transwc.com
www.transwc.com